UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

Exact Name of Registrant as Specified in its
Commission	Charter, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On September 23, 2010, the Board of Directors of DTE Energy Company (“DTE Energy” or the “Company”) elected Gerard M. Anderson, DTE Energy’s President and Chief Operating Officer, to the role of President and Chief Executive Officer, effective October 1, 2010. Anthony F. Earley, Jr., DTE Energy Chairman and Chief Executive Officer will become DTE Energy Executive Chairman and will remain an employee and director of the Company. The office of Chief Operating Officer will not be filled. Mr. Anderson, 52, has served as President and Chief Operating Officer of DTE Energy since 2005. He was elected to the Company’s Board of Directors in 2009. Mr. Anderson has also served in various positions at the Company since 1994, including service as President from 2004 to 2005 and Executive Vice President from 1997 to 2004. He received his B.S. in civil engineering from the University of Notre Dame and his M.B.A. and M.P.P. from the University of Michigan.

Upon effectiveness of his new role, Mr. Anderson will receive a $100,000 increase in base salary. In addition, his Annual Incentive Plan target percentage will increase by 10%. You can find more information about the Annual Incentive Plan in the Company’s 2010 Proxy Statement.

A copy of the Company’s press release announcing Mr. Anderson’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of DTE Energy Company dated September 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2010

DTE ENERGY COMPANY
(Registrant)

/s/ Lisa A. Muschong
Lisa A. Muschong
Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of DTE Energy Company dated September 24, 2010.